Exhibit 2.2

                                 PROMISSORY NOTE

                                                                   DUE ON DEMAND

         FOR VALUE RECEIVED, Resolve Staffing, Inc., a Nevada corporation, promises to pay to the order of ELS, Inc., a Ohio corporation, with its principal office location at 3235 Omni Drive, Cincinnati, Ohio 45245 (the "Holder"), at the address of the Holder or at such other place or to such other party or parties as the Holder may from time to time designate in writing, the principal sum of $1,213,000 together with interest thereon at the annual interest rate of ten percent (10%), due and payable upon demand of the Holder hereof.

         Interest on any indebtedness due hereunder beyond any applicable grace period, including principal after maturity, shall be payable on demand at a rate equal to the interest rate plus three percent (3.0%) [the "Post-Default Rate"].

         All notices and other communications hereunder shall be given in writing to the parties hereto at the following addresses:

         To Holder:     ELS, Inc.
                        Attention: Ron Heineman, CEO
                        3235 Omni Drive
                        Cincinnati, Ohio  45245

         To Maker:      Resolve Staffing, Inc.
                        105 N. Falkenburg
                        Suite B
                        Tampa, FL 33619

         Copy to:       Gregory Bartko, Esq.
                        3475 Lenox Road
                        Suite 400
                        Atlanta, Georgia  30326

         All such notices, requests demands and communications made in connection with the terms and provisions hereof shall be transmitted via: (a) registered and certified United States mail postage prepaid: (b) recognized overnight courier (i.e. Federal Express); or (c) delivered in person, and shall be deemed to have been given or made, three (3) days from deposit with the mail; one (1) day from deposit with overnight courier; and on date of delivery or refusal of acceptance if by hand delivery, each as the case may be. Any party may change its above address by written notice given in the manner herein before provided.

         In the event of any default hereunder, there shall be added to any unpaid balance due, the costs and expenses of collection, including reasonable attorneys' fees equal to fifteen percent (15%) of the indebtedness owed hereunder.

         The indebtedness evidenced hereby may be prepaid in whole or in part, however, any amounts prepaid may not be re-borrowed.

         The entire unpaid balance of this Note, together with any interest due thereon, shall become immediately due and payable at the option of the Holder upon happening of any of the following events of default ("Event of Default"):


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         (a) failure to make any payment  required to be paid  hereunder  within three (3) days after such payment is past due; or

         (b) in the event that there exists any other default in the performance of any term, condition, warranty or covenant herein contained and/or contained in the Agreement, or any other instrument executed by and between the Maker and Holder, and such other default is not cured within ten (10) days after written notice thereof from Holder to Maker (or, if such other default is such that it cannot be cured within a ten (10) day period, reasonable action has not been commenced within said ten (10) day period to cure the same and thereafter continued diligently until such other default is cured); or

         The liability of the undersigned shall be absolute and unconditional, without regard to the liability of any other party. Every maker, co-maker, endorser or guarantor of this Note waives presentment, demand, notice of dishonor, notice of protest, and any other defense legal or equitable, except payment, which might otherwise be available, and expressly consents to and waives notice of (a) any extension or postponement of the time for payment or any other indulgence and to the addition or release (whether by operation of law or otherwise) of any other party or person primarily or secondarily liable hereunder; and (b) any and all impairment, release, substitution or exchange by the Holder of any property securing this obligation. In the event of any default hereunder, the Holder may, at its option, set off against the payment of this Note any sums due from the Holder to any such maker, co-maker, endorser or guarantor hereof, and may hold, as additional security for the payment of this Note any property, real or personal, of any such maker, co-maker, endorser or guarantor in the possession of the Holder.

         In the event of any default in the payment of the principal of or interest on this Note, the Maker shall pay all reasonable costs and expenses of collection, including, without limitation, reasonable attorney's fees (in an amount equal to 15% of the indebtedness owed hereunder) whether incurred out of court or in litigation, including appeals and bankruptcy proceedings.

         No delay or omission on the part of the Holder in exercising any right hereunder or under the rental agreement between the Holder and Maker shall operate as a waiver thereof, or preclude the exercise thereof at any time during the continuance of any Event of Default or upon a subsequent Event of Default.

         Nothing herein, nor any transaction related hereto, shall be construed or operate so as to require the Maker to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Maker in connection with the loan evidenced by this Note result in the computation or earning of interest which is not legally permitted under the laws of the State of Florida for transactions of this kind, then any and all such excess shall be, and the same is, hereby waived by the Holder, and any and all such excess shall be automatically credited against and applied in reduction of the balance due under this Note and any portion which exceeds the balance due under this Note shall be paid by the Holder to the Maker.

         This Note may be extended or modified by agreement of the Holder for whatever consideration, without notice to any person and without prejudice to the liability of the Maker hereof.

         This Note inures to the benefit of the named Holder and her successors and assigns and shall be binding upon each of the undersigned, and their heirs, successors and assigns. If more than one person is liable hereon, the liabilities of each of the undersigned and any guarantor are joint and several. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Holder of the person from whom contribution is sought has been satisfied in full.


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         This Note shall be governed by and  construed  in  accordance  with the laws of the State of Florida. In the event that any provision or clause of this Note or the associated loan documents conflicts with applicable law, such conflict shall not affect other provisions of this Note or the associated documents that can be given effect without the conflicting provision, and to this end the provisions of this Note and the Loan Documents are declared severable.

         MAKER AS ADDITIONAL CONSIDERATION FOR THE ADVANCEMENT OF CREDIT HEREUNDER, IRREVOCABLY WAIVES ANY RIGHTS IT HAS TO THE AUTOMATIC STAY UNDER THE UNITED STATES BANKRUPTCY CODE (the "Code"). IN THE EVENT MAKER ELECTS TO FILE FOR ANY FORM OF RELIEF UNDER THE CODE, IT MAY NOT AVAIL ITSELF OF THE AUTOMATIC STAY AS IT PERTAINS TO PREVENTING OR OPPOSING HOLDER FROM ENFORCING IT"S RIGHTS UNDER THIS NOTE UPON THE OCCURRENCE OF A DEFAULT BEYOND ANY APPLICABLE CURE AND GRACE PERIOD. FURTHER, IN THE EVENT MAKER ELECTS TO FILE FOR BANKRUPTCY RELIEF IT HEREBY COVENANTS AND AGREES TO EXECUTE SUCH DOCUMENTS AND PLEADINGS TO
STIPULATE AND/OR PERMIT A LIFTING OF THE STAY, SO AS TO PERMIT HOLDER THE OPPORTUNITY TO IMMEDIATELY ENFORCE HER RIGHTS UNDER THIS NOTE AND MITIGATE HER DAMAGES.

         BY EXECUTION HEREOF AND ACCEPTANCE HEREOF, MAKER AND HOLDER AGREE THAT NEITHER MAKER NOR HOLDER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE (ALL OF WHOM ARE COLLECTIVELY REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS OBLIGATION OR ANY OTHER LOAN DOCUMENT, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS OR THE DEALINGS OR RELATIONSHIP BY OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH HOLDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. HOLDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO MAKER THAT ANY PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         NOTWITHSTANDING ANYTHING IN THIS NOTE, the indebtedness evidenced by this Note to the contrary, nothing herein contained nor any transaction related hereto shall be construed, or shall so operate, either presently or prospectively, to: (a) require Maker to pay interest at a rate in excess of the highest rate permitted by law, but shall require payment of interest only to the extent of such lawful rate; or (b) require Maker to make any payment or do any act contrary to law. If any one or more clauses or provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and the remainder of this Note shall remain operative and in full force and effect, and shall be construed as if such provision had never been contained herein.

         EXECUTED under seal on the day and year first above noted.

                                   "MAKER"

                                   /s/ Ronald E. Heineman
                                   -------------------------------------------
                                   Ronald E. Heineman, Chief Executive Officer